News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

AMGEN ANNOUNCES EXECUTIVE APPOINTMENTS TO ACCELERATE INNOVATION

James Bradner, M.D., Joins as Executive Vice President, Research and Development, and Chief Scientific Officer

David M. Reese, M.D., Named Executive Vice President and Chief Technology Officer

THOUSAND OAKS, Calif. (Dec. 14, 2023) – Amgen (NASDAQ:AMGN) today announced two changes to its senior leadership team in the areas of research and development (R&D) and technology, underscoring the advancement of the company’s robust pipeline and its commitment to ongoing scientific and technological innovation. James Bradner, M.D., has joined Amgen as executive vice president of Research and Development, and chief scientific officer. Bradner is succeeding David M. Reese, M.D., who has been appointed executive vice president and chief technology officer. Both Bradner and Reese will report to Robert A. Bradway, chairman and chief executive officer at Amgen.

“For more than 40 years, Amgen’s focus on innovation has enabled us to deliver life-changing medicines to patients suffering from serious diseases around the world,” said Robert A. Bradway, chairman and chief executive officer at Amgen. “The steps we are announcing today reflect our conviction that the rapid convergence of ‘biotech’ and ‘tech’ will unlock the next frontier of innovation in biotechnology.”

Bradner is a seasoned R&D leader who will be responsible for advancing Amgen’s pipeline, which includes potential first-in-class medicines in all stages of development and across the company’s four therapeutic areas of focus: oncology, inflammation, general medicine and rare disease, in addition to biosimilars. He will also be responsible for Amgen’s worldwide research efforts.

Reese joined Amgen in 2005 and has led the R&D organization since 2018. During his tenure, Amgen has received approvals around the world for numerous innovative medicines and biosimilars. Building on Amgen’s commitment to leveraging human data in drug discovery and development, Reese has led the development of a robust pipeline. Recently he has also been the key architect of Amgen’s artificial intelligence (AI) and advanced technology initiatives with a focus on R&D. He will now be responsible for accelerating the use of technology and AI across all facets of the organization.

AMGEN ANNOUNCES EXECUTIVE APPOINTMENTS TO ACCELERATE INNOVATION

James Bradner, M.D., Joins as Executive Vice President, Research and Development, and Chief Scientific Officer

“Amgen has distinguished, long-standing strengths in biotechnology, with world-class scientists pioneering solutions for patients suffering from serious illnesses,” said James Bradner, M.D., incoming executive vice president of Research and Development, and chief scientific officer at Amgen. “I look forward to further advancing our robust pipeline and research capabilities.”

An experienced scientific leader, Bradner served as President of the Novartis Institutes for BioMedical Research, where he was a member of the Executive Committee of Novartis. His research and leadership have contributed to numerous development programs, multiple investigational new drug applications and positive proof-of-concept studies in clinical investigation. For the past year, he has been a clinician at the Dana-Farber Cancer Institute and was previously an associate professor at Harvard Medical School. As an entrepreneur, he has co-founded and built several biotechnology startups.

David Reese, M.D., Appointed Executive Vice President and Chief Technology Officer

“We are at a hinge moment in the biopharmaceutical industry, where we are seeing profound changes in drug discovery and development powered by the union of technology and biotechnology. At Amgen we have been preparing for this moment for over a decade,” said David M. Reese, executive vice president and chief technology officer at Amgen. “We will continue to advance these investments in R&D, while also pursuing opportunities across the company where technology can enable us to work more efficiently and effectively on behalf of the patients we serve.”

Reese has been instrumental in driving a culture of innovation over his 18-year tenure at Amgen. Under his leadership, the company has built a robust pipeline and a powerful discovery research and development capability. This includes the induced proximity platform, next-generation capabilities in both small molecule and protein molecular engineering, a world-leading human data capability and the use of innovative clinical trial designs.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

AMGEN ANNOUNCES EXECUTIVE APPOINTMENTS TO ACCELERATE INNOVATION

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index. In 2023, Amgen was named one of “America’s Greatest Workplaces” by Newsweek, one of “America’s Climate Leaders” by USA Today and one of the “World’s Best Companies” by TIME.

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Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company (including BeiGene, Ltd. or Kyowa Kirin Co., Ltd.), the performance of Otezla® (apremilast) (including anticipated Otezla sales growth and the timing of non-GAAP EPS accretion), our acquisitions of Teneobio, Inc., ChemoCentryx, Inc., or Horizon Therapeutics plc (including the prospective performance and outlook of Horizon’s business, performance and opportunities and any potential strategic benefits, synergies or opportunities expected as a result of such acquisition), as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems on our business, outcomes, progress, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they

AMGEN ANNOUNCES EXECUTIVE APPOINTMENTS TO ACCELERATE INNOVATION

are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. There can be no guarantee that we will be able to realize any of the strategic benefits, synergies or opportunities arising from the Horizon acquisition, and such benefits, synergies or opportunities may take longer to realize than expected. We may not be able to successfully integrate Horizon, and such acquisition or integration may take longer, be more difficult or cost more than expected. A breakdown, cyberattack or information security breach of our information technology systems could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business and operations may be negatively affected by the failure, or perceived failure, of achieving our environmental, social and governance objectives. The effects of global climate change and related natural disasters could negatively affect our business and operations. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

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AMGEN ANNOUNCES EXECUTIVE APPOINTMENTS TO ACCELERATE INNOVATION

CONTACT: Amgen, Thousand Oaks

Jessica Akopyan, 805-440-5721 (media)

Justin Claeys, 805-313-9775 (investors)